Exhibit 10.2

                           CHANGE OF CONTROL AGREEMENT


               THIS AGREEMENT (the "Agreement") dated as of the 1st day of July, 1998 (the "Effective Date") by and between EQUITABLE RESOURCES, INC., a Pennsylvania corporation with its principal place of business at Pittsburgh, Pennsylvania (the "Company"), and DAVID L. PORGES, an individual and resident of Houston, Texas (the "Employee");

               WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interest of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Employee will be satisfied and which are competitive with those of other corporations in the industry in which the Company's principal business activity is conducted. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

               NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Term.

The term of this Agreement shall commence on the Effective Date hereof and shall terminate on the last day of the 36th calendar month after the Effective Date, unless automatically extended as follows: commencing on the last day of the first full calendar month after the Effective Date and on the last day of each succeeding calendar month, the term of this Agreement shall be automatically extended without further action by either party (but not beyond the Executive's 65th birthday) for one additional calendar month unless one party notifies the other in writing that such party does not wish to extend the term of this Agreement. In the event that such notice shall have been delivered, the term hereof shall no longer be subject to automatic extension and the term hereof shall expire on the date which is 36 calendar months after the last day of the month in which such written notice is received. The last day of the calendar month in which the term hereof, as may be extended from time to time, shall end is hereinafter referred to as the "Expiration Date". Notwithstanding the foregoing, the Employee shall serve in said office(s) at the pleasure of the Board, and the Employee may be removed from said office(s) at any time with or without Cause (as hereinafter defined); provided, that such removal shall be without prejudice to any rights the Employee may have to Salary and Benefits Continuation (as hereinafter defined) hereunder.


Section 2.  Change of Control.

Change of Control shall mean any of the following events (each of such events being herein referred to as a "Change of Control"):

                      (a) The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Company common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition;

                      (b) The  acquisition  in one or more  transactions  by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors; provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as such rule is in effect as of November 1, 1995), to file a statement on Schedule 13G with respect to its beneficial ownership of Company common stock and other voting securities whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on Schedule 13D with respect to beneficial ownership of fifteen percent (15%) or more of the Company's voting securities, shall not constitute a Change of Control;

                      (c)  The  Company's   termination   of  its  business  and
               liquidation of its assets;

                      (d) The  reorganization,  merger or  consolidation  of the
               Company into or with another person or entity, by which reorganization, merger or consolidation the persons who held one hundred percent (100%) of the voting securities of the Company prior to such reorganization, merger or consolidation receive or continue to hold less than sixty percent (60%) of the outstanding voting shares of the new or continuing corporation; or

                      (e) If, during any two-year  period,  less than a majority of the members of the Board of Directors are persons who were either (i) nominated or recommended for election by at least two-thirds vote of the persons who were members of the Board of Directors or Nominating Committee of the Board of Directors at the beginning of the period, or (ii) elected by at least a two-thirds vote of the persons who were members of the Board of Directors at the beginning of the period.


Section 3.  Salary and Benefits Continuation.

"Salary and Benefits Continuation" shall be defined to mean the following: (i) payment of sum equal to Employee's base salary for a twelve (12) month period;
(ii) payment of an amount of cash equal to two (2) times the average Short-Term Incentive Compensation Plan Benefit (as defined in the Employment Agreement) earned over the prior three year period; (iii) immediate vesting of all previously unvested stock options and grants; (iv) immediate delivery of an amount of cash equal to two (2) times the average value (measured as the difference between the applicable strike price and the Fair Market Value as defined in the Company's Long-Term Incentive Plan on the date the change in control is consummated) of the average number of stock options granted to Employee over the preceding three (3) years under the applicable Company Long-Term Incentive Plan; (v) provision to Employee and his eligible dependents of medical, disability, dental and life insurance coverage (to the extent such coverage was in effect immediately prior to the Change of Control) for 24 months; and (vi) reimbursement to Employee of reasonable costs (not to exceed 20% of base salary) incurred by Employee for outplacement services following termination of Employee's employment in connection with a Change of Control. If the Agreement has not been in effect two (2) years, the length of the Executive's employment is used when provisions call for an average. In such event, the sum of the benefits is placed in the numerator and the actual length of service in months capped at 24 is placed in the denominator.

               All amounts payable by the Company to the Employee in cash pursuant to Section 3(i), (ii), (iii) and (iv) shall be made in a lump sum unless the Employee otherwise elects and notifies the Company in writing prior to the termination of his employment of his desire to have all payments made in accordance with the Company's regular salary and benefit payment practices, provided that the lump sum payment or first payment is made within thirty (30) days after the Employee's termination hereunder. All other amounts payable by the Company to the Employee pursuant to Section 3 shall be paid or provided in accordance with the Company's standard payroll and reimbursement procedures, as in effect immediately prior to the Change of Control. In the event that medical, disability, dental and life insurance benefits cannot be provided under appropriate Company group insurance policies, an amount equal to the premium necessary for the Employee to purchase directly the same level of coverage in effect immediately prior to the Change of Control shall be added to the Company's salary payments to Employee.

               If there is a Change of Control as defined above, the Company will provide Salary and Benefits Continuation if at any time during the first twenty-four (24) months following the consummation of a Change of Control, either (i) the Company terminates the Employee's employment other than for Cause as defined in Section 4 below or (ii) the Employee terminates his employment for "Good Reason." The exception to this provision is the immediate vesting of all unvested stock options and grants upon a Change of Control as defined above. It is not necessary for the Company to terminate the Executive or for the Executive to terminate employment.

               For purposes of this Agreement, "Good Reason" is defined as:

                      (a) Removal of the Employee from the position he held immediately prior to the Change of Control (by reason other than death, disability or Cause), or any other material breach by the Company of its obligations contained in this Agreement;

                      (b) The assignment to the Employee of any duties inconsistent with those performed by the Employee immediately prior to the Change of Control or a substantial alteration in the nature or status of the Employee's responsibilities which renders the Employee's position to be of less dignity, responsibility or scope;

                      (c) A reduction  by the Company in the  Employee's  annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for proportional across-the-board salary reductions similarly affecting all executives of the Company and all executives of any person in control of the Company, provided, however, that in no event shall the Employee's annual base salary be reduced by an amount equal to ten percent or more of the Employee's annual base salary as of the end of the calendar year immediately preceding the year in which the Change of Control occurs, without the Employee's consent;

                      (d) The  failure to grant the  Employee  an annual  salary increase reasonably necessary to maintain such salary as reasonably comparable to salaries of senior executives holding positions equivalent to the Employee's in the industry in which the Company's then principal business activity is conducted;

                      (e) The Company requiring the Employee to be based anywhere other than the Company's principal executive offices in the city in which the Employee is principally located immediately prior to the Change of Control, except for required travel on the Company's business to an extent substantially consistent with the Employee's present business travel obligations;

                      (f) Any material  reduction by the Company of the benefits enjoyed by the Employee under any of the Company's pension, retirement, profit sharing, savings, life insurance, medical, health and accident, disability or other employee benefit plans, programs or arrangements, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefits, or the failure by the Company to provide the Employee with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy, provided that this paragraph
               (f) shall not apply to any proportional across-the-board reduction or action similarly affecting all executives of the Company and all executives of any person in control of the Company; or

                      (g) The  failure of the  Company to obtain a  satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 14 hereof.

The Employee's right to Salary and Benefits Continuation shall accrue upon the occurrence of either (i) the Company terminates the Employee's employment other than for Cause as defined in Section 4 below or (ii) the Employee terminates his employment for "Good Reason" and shall continue as provided, notwithstanding the subsequent expiration of this Agreement pursuant to Section 1 hereof. The Employee's subsequent employment, death or disability following the Employee's termination of employment in connection with a Change of Control shall not affect the Company's obligation to continue making Salary and Benefits Continuation payments. The Employee shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking employment or otherwise. The rights to Salary and Benefits Continuation shall be in addition to whatever other benefits the Employee may be entitled to under any other agreement or compensation plan, program or arrangement of the Company. For purposes of interpreting any such other agreement, compensation plan, program or arrangement, the occurrence of either of the events specified in (i) and (ii) hereof shall be deemed to be a termination of Executive's employment by the Company. The Company shall be authorized to withhold from any payment to the Employee, his estate or his beneficiaries hereunder all such amounts, if any, that the Company may reasonably determine it is required to withhold pursuant to any applicable tax law or regulation.


Section 4.  Termination of Employee for Cause.

Upon or following a Change of Control, the Company may at any time terminate the Employee's employment for Cause. Termination of employment by the Company for "Cause" shall mean termination upon:

                      (i) the willful and  continued  failure by the Employee to substantially perform his duties with the Company (other than (A) any such failure resulting from Employee's disability or (B) any such actual or anticipated failure resulting from Employee's termination of his/her employment for Good Reason), after a written demand for substantial performance is delivered to the Employee by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Employee has not substantially performed his duties, and which failure has not been cured within thirty days (30) after such written demand; or

                      (ii) the willful and continued engaging by the Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or

                      (iii) the breach by the  Employee  of the  Confidentiality provision set forth in Section 8 hereof.

               For purposes of this Section 4, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board of Directors) finding that in the good faith opinion of the Board of Directors the Employee is guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this Section 4 and specifying the particulars thereof in detail.


Section 5.  Prior Termination.

Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs either (i) by the Company other than for Cause or (ii) by the Employee for Good Reason, and it is reasonably demonstrated by Employee that such termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (b) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the termination shall be deemed to have occurred upon a Change of Control and the Employee will be entitled to Salary and Benefits Continuation as provided for in Section 3 hereof.


Section 6.  Entire Understanding.

This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof.


Section 7.  Construction of Agreement.

                      (a) Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to its conflict of law provisions.

                      (b) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                      (c) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.


Section 8.  Covenant as to Confidential Information.

In the event that the  Employee  violates  the  confidentiality  requirement  of
Section 1 of the Post Termination Confidentiality and Non-Competition Agreement between the Executive and the Company, the Company shall be entitled, to the extent permissible by law, and subject to Section 11 of this Agreement, to cease to pay or provide the Employee or his dependents any compensation or benefit being, or to be, paid or provided to him pursuant to Section 3 of this Agreement, and also to obtain immediate injunctive relief restraining the Employee from conduct in breach or threatened breach of the covenants contained in this Section 8. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.


Section 9.   Reimbursement of Fees.

The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest by the Company, Internal Revenue Service or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to Section 3 of this Agreement) or in connection with any dispute arising from this Agreement, regardless of whether Employee prevails in any such contest or dispute.


Section 10.  Certain Reductions of Payments by the Company.

Notwithstanding anything herein to the contrary, if the aggregate of the amounts due the Employee under this Agreement and any other plan or program of the Company constitutes a "Parachute Payment," as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, then the payments to be made to the Employee under this Agreement which are contingent on a Change of Control shall be reduced to an amount which, when added to the aggregate of all other payments to be made to the Employee which are contingent on a Change of Control, as a result of the termination of his employment, will make the total amount of such payment equal to 2.99 times his Base Amount. The determinations to be made with respect to this paragraph shall be made by an independent auditor (the "Auditor") jointly selected by the Employee and the Company and paid by the Company. In the event the payments to be made to the Employee are required to be reduced pursuant to the limitations in this Section 10, the Company shall allow the Employee to select which payment or benefits Employee wants the Company to reduce in order that the total amount of such payment is equal to 2.99 times such Employee's Base Amount. The Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its subsidiaries.


Section 11.  Resolution of Differences Over Breaches of Agreement.

Except as otherwise provided herein, in the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, or arising out of any other matter relating to the Employee's employment with the Company or the termination of such employment, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Company and the Employee agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Pittsburgh, Pennsylvania in accordance with this Section 11 of this Agreement and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered by a panel of three (3) arbitrators (the "Arbitration Panel"). The Company and the Employee shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.


Section 12.  Release.

The Employee hereby acknowledges and agrees that prior to the occurrence of the Employee's or his dependents' right to receive from the Company or any of its representatives or agents any compensation or benefit to be paid or provided to him or his dependents pursuant to Section 3 of this Agreement, the Employee may be required by the Company, in its sole discretion, to execute a release in a form reasonably acceptable to the Company, which releases any and all claims (other than amounts to be paid to Employee as expressly provided for under this Agreement, the Employment Agreement, the Post Termination Confidentiality and Non-Competition Agreement and the Supplemental Executive Retirement Agreement the Employee has or may have against the Company or its subsidiaries, agents, officers, directors, successors or assigns with respect to matters relating to his employment and termination of employment.


Section 13.   Waiver.

The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party hereto.


Section 14.  Assignment.

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. The Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company's business or assets, by a written agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. This Agreement shall inure to the extent provided hereunder to the benefit of and be enforceable by the Employee or his legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee may not delegate any of his duties, responsibilities, obligations or positions hereunder to any person and any such purported delegation by him shall be void and of no force and effect with respect to matters relating to his employment and termination of employment. Without limiting the foregoing, the Employee's rights to receive payments and benefits hereunder shall not be assignable or transferable, other than a transfer by Employee's will or by the laws of descent and distribution.


Section 15.    Notices.

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested -- in the case of the Employee, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business as set forth below, in care of the Chairman of the Board -- or to such other person or at such other address with respect to each party as such party shall notify the other in writing.


Section 16.    Pronouns.

 Pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.


Section 17.  Entire Agreement

This Agreement contains the entire agreement of the parties concerning the matters set forth herein and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.


               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.


ATTEST:                                     EQUITABLE RESOURCES, INC.



By:        /s/ Audrey C. Moeller                    /s/ Murry S. Gerber
   ______________________________________   By: ________________________________
               Audrey C. Moeller                        Murry S. Gerber
   Vice President and Corporate Secretary             President and Chief
                                                       Executive Officer


WITNESS:



By:         /s/ Cindy Davila                         /s/ David L. Porges
   ______________________________________      _________________________________
                                                         David L. Porges